EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
December 6, 2007	fcooper@tollbrothersinc.com
Joseph R. Sicree (215) 938-8045
jsicree@tollbrothersinc.com
TOLL BROTHERS REPORTS 4TH QTR AND FY 2007 RESULTS
Horsham, PA, December 6, 2007 — Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported final results for its fourth quarter and fiscal year ended October 31, 2007.
In FY 2007’s fourth quarter, the Company generated a net loss of $81.8 million, or $0.52 per share diluted, compared to FY 2006’s fourth-quarter net income of $173.8 million, or $1.07 per share diluted. FY 2007’s fourth-quarter net loss included $314.9 million of pre-tax write-downs ($200.0 million, or $1.22 per share diluted, after-tax). Total pre-tax write-downs for both the fourth quarter and FY 2007 included $59.2 million of write-downs related to joint ventures. In FY 2006, fourth-quarter pre-tax write-downs totaled $115.0 million ($68.7 million, or $0.42 per share diluted, after-tax). Excluding write-downs, FY 2007’s fourth-quarter earnings were $0.72 per share diluted, compared to $1.49 per share diluted in FY 2006’s fourth quarter.
FY 2007’s full year net income was $35.7 million, or $0.22 per share diluted, compared to FY 2006’s same period results of $687.2 million, or $4.17 per share diluted. In FY 2007, twelve-month net income was reduced by write-downs and a first-quarter goodwill impairment charge which, combined, totaled $687.7 million pre-tax ($428.9 million, or $2.61 per share diluted, after-tax). In FY 2006, twelve-month net income was reduced by $152.0 million of pre-tax write-downs ($92.7 million, or $0.56 per share diluted, after-tax). Excluding write-downs and the goodwill impairment charge, FY 2007’s twelve-month earnings were $2.83 per share diluted, compared to $4.73 per share diluted in FY 2006’s twelve-month period.
The Company’s Stockholders’ Equity at FYE 2007 was $3.53 billion, compared to $3.42 billion at FYE 2006.
FY 2007’s fourth-quarter total revenues were $1.17 billion, compared to FY 2006’s fourth-quarter total revenues of $1.81 billion. FY 2007’s twelve-month total revenues were $4.65 billion, compared to the twelve-month record of $6.12 billion in FY 2006. FY 2007’s year-end backlog was $2.85 billion, compared to FY 2006’s year-end backlog of $4.49 billion.
FY 2007’s fourth-quarter net signed contracts were $365.3 million, compared to FY 2006’s fourth-quarter total of $706.3 million. FY 2007’s twelve-month net contracts were $3.01 billion, compared to FY 2006’s twelve-month total of $4.46 billion. In FY 2007’s fourth quarter, the Company signed 1,073 gross contracts (before cancellations), a 33% decline from the 1,595 signed in FY 2006’s fourth quarter. Net of cancellations, fourth-quarter contracts totaled 656 units, down 35% from 1,010 units in the fourth quarter of FY 2006. Fourth-quarter FY 2007 cancellations totaled 417 units, versus 585 units in fourth-quarter FY 2006; FY 2007’s fourth-quarter cancellations were
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38.9% of current-quarter contracts and 8.3% of beginning-quarter backlog, compared to 36.7% and 7.3%, respectively, in the fourth quarter of FY 2006.
The Company ended its FY 2007 fourth quarter with $900 million in cash and more than $1.2 billion available under its bank credit facility, which matures in 2011. Its net debt-to-capital ratio (1) at October 31, 2007 stood at 26.8%, its lowest level ever, compared to 31.8% one year ago. The Company, which has continued to renegotiate, and in some cases, reduce its optioned land positions, ended FY 2007’s fourth quarter with approximately 59,300 lots owned and optioned, compared to approximately 91,200 at its peak at the second-quarter-end of FY 2006. The Company ended the fourth quarter with 315 selling communities, down from the peak of 325 at second-quarter-end, and expects to be selling from approximately 300 communities by Fiscal Year End 2008.
Robert I. Toll, chairman and chief executive officer, stated: “By many measures, Fiscal 2007 was the most challenging of the forty years that Toll Brothers has been in business. 1974 was perhaps rougher, but the difficult times only lasted one year. Confronted with this extremely difficult environment, our team still produced revenues of $4.6 billion and net income of $35.7 million, which was our twenty-second consecutive year of profitability. Stockholders’ Equity grew to $3.53 billion at FYE 2007. However, since going public in 1986, we’ve reported our first quarterly loss after 85 consecutive profitable quarters. The loss was driven by $315 million of (non-cash) pre-tax inventory-related impairments and related write-downs, which resulted in a fourth quarter net loss of $0.52 per share. Before write-downs, fourth quarter net income was a positive $118 million, or $0.72 per share; however the fact that we took such substantial write-downs this quarter, on top of the nearly $488 million of pre-tax inventory-related write-downs in the previous four quarters, reflects the market’s continued weakness.”
Joel H. Rassman, chief financial officer, stated: “With FY 2007 contracts of $3.01 billion and a year-end backlog of $2.85 billion, down 33% and 36%, respectively from one year ago, we expect that revenues in FY 2008 will be below those of FY 2007. Given the numerous uncertainties related to sales paces, sales prices, mortgage markets, cancellations, market direction and the potential for and size of future impairments, in the current climate it is particularly difficult to provide guidance for FY 2008. As a result, we will not provide earnings guidance at this time. However, subject to the caveats above, we offer the guidance that follows. We currently estimate that we will deliver between 3,900 and 5,100 homes in FY 2008 at an average delivered price of between $630,000 and $650,000 per home. We believe that, as a result of continuing incentives and slower sales per community, our cost of sales as a percent of revenues, before taking into account write-downs, will be higher in FY 2008 than in FY 2007. Additionally, based on FY 2008’s lower projected revenues, our SG&A, which we expect to be lower in absolute terms in FY 2008 than in FY 2007, will likely be higher as a percentage of revenues.”
Robert I. Toll continued: “We believe that motivated sellers, excess supply, and low interest rates make now an attractive time to buy a home, but weak consumer confidence continues to buck these positives. Broader concerns about the nation’s economy have magnified worries about potential price declines in the housing market.
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“It’s not a matter of if, but a matter of when, this oversupply is absorbed. Then we shall return to better times. I believe those who wanted to buy but didn’t will kick themselves for their reticence, but the biggest hurdle for our clients right now is their concern about their ability to sell their old homes. An inability to obtain mortgages does not appear to be a problem for our buyers, but probably is a problem for our buyers’ buyers.
“Having navigated through previous downturns, we focus on ensuring ourselves adequate financial liquidity. At FYE 2007 we had about $1.2 billion available and unused under our bank credit facility, which expires in March 2011. This, combined with our $900 million in cash, gave us approximately $2.1 billion of available liquidity. In addition, we have no maturities on our $1.5 billion of outstanding public debt until 2011 and its average maturity is over 5.6 years. We have also strategically trimmed our land position by 35% in the past eighteen months.
“We also have streamlined our staffing operation to better match our reduced production. Unfortunately, we’ve had experience at this, having worked through the major downturns of 1974, 1980 and 1988.
“We have been devoting significant time and resources to identifying opportunities that may arise from the difficulties in the market. We have maintained active deal teams in most of our regions and have established and are constantly refreshing our network of relationships.
“This downturn may be our toughest test yet, but I believe our great team is up to the challenge. We still believe the demographics exist to hugely support the housing market. Pent-up demand has to be building. Immigration is at record levels and large amounts of wealth have been created. With interest rates still quite low and very few new lots moving through the approval process, as soon as we remove the fear of dropping home prices, we may witness a faster and stronger recovery than anticipated.”
Toll Brothers’ financial highlights for the fourth-quarter and fiscal year ended October 31, 2007 (unaudited):
•	FY 2007’s fourth-quarter net loss was $81.8 million, or $0.52 per share diluted, compared to FY 2006’s fourth-quarter net income of $173.8 million, or $1.07 per share diluted. In FY 2007, fourth-quarter net loss included pre-tax write-downs of $314.9 million, or $1.22 per share diluted. $242.9 million of the write-downs were attributable to operating communities and owned land, $59.2 million was attributable to unconsolidated entities in which the Company has an investment, and $12.8 million was attributable to optioned land. In FY 2006, fourth-quarter pre-tax write-downs totaled $115.0 million. FY 2007 fourth-quarter earnings per share, excluding write-downs, were $0.72 per share diluted, down 52% versus FY 2006 earnings, excluding write-downs.
•	FY 2007’s twelve-month net income was $35.7 million, or $0.22 per share diluted, compared to FY 2006’s twelve-month net income of $687.2 million, or $4.17 per share diluted. In FY 2007, twelve-month net income included pre-tax write-downs and a goodwill impairment charge totaling $687.7 million, or $2.61 per share diluted. $581.6 million of the write-downs was attributable to operating communities and owned land, $59.2 million was attributable to unconsolidated entities in which the Company has an
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•	investment, and $37.9 million was attributable to optioned land. In FY 2006, twelve-month pre-tax write-downs totaled $152.0 million. FY 2007 twelve-month earnings per share, including write-downs, declined 95% versus FY 2006; excluding write-downs and the impairment charge, earnings were $2.83 per share diluted, down 40% versus FY 2006’s earnings, excluding write-downs.
•	The Company’s Shareholders’ Equity at FYE 2007 rose 3% to $3.53 billion compared to $3.42 billion at FYE 2006.
•	FY 2007’s fourth-quarter total revenues of $1.17 billion decreased 35% from FY 2006’s fourth-quarter total revenues of $1.81 billion. FY 2007’s fourth-quarter home building revenues of $1.17 billion decreased 35% from FY 2006’s fourth-quarter home building revenues of $1.81 billion. Revenues from land sales totaled $2.0 million in FY 2007’s fourth quarter, compared to $0.3 million in FY 2006’s fourth quarter.
•	FY 2007’s twelve-month total revenues of $4.65 billion decreased 24% from FY 2006’s twelve-month total revenues of $6.12 billion, the Company’s fiscal-year record. FY 2007’s twelve-month home building revenues of $4.64 billion decreased 24% from FY 2006’s twelve-month home building revenues of $6.12 billion, also the fiscal-year record. Revenues from land sales totaled $11.9 million in FY 2007’s, compared to $8.2 million in FY 2006.
•	In addition, in the Company’s fourth quarter and full fiscal year 2007, unconsolidated entities in which the Company had an interest delivered $9.1 million and $56.1 million of homes, respectively, compared to $11.8 million and $107.1 million during the fourth quarter and full fiscal year, respectively, of FY 2006. The Company’s share of profits from the delivery of these homes is included in “Equity Earnings from Unconsolidated Entities” on the Company’s Income Statement.
•	In FY 2007, the Company’s fiscal year-end backlog of $2.85 billion decreased 36% from FY 2006’s fiscal-year-end backlog of $4.49 billion. In addition, at 2007’s fiscal-year-end, unconsolidated entities in which the Company had an interest had a backlog of $79.3 million.
•	The Company signed 1,073 gross contracts totaling approximately $693.7 million in FY 2007’s fourth quarter, a decline of 33% and 38%, respectively, compared to the 1,595 gross contracts totaling $1.12 billion signed in FY 2006’s fourth quarter.
•	In FY 2007, fourth quarter cancellations totaled 417, compared to 347, 384, 436, 585 and 317 in FY 2007’s third, second and first quarters and FY 2006’s fourth and third quarters, respectively. FY 2006’s third quarter was the first period in which cancellations reached elevated levels in the current housing downturn. FY 2007’s fourth quarter cancellation rate (current-quarter cancellations divided by current-quarter signed contracts) rose to 38.9% versus 23.8%, 18.9%, 29.8%, respectively, in the preceding third, second and first quarters of 2007, and 36.7% and 18.0%, respectively, in FY 2006’s fourth and third quarters. As a percentage of beginning-quarter backlog, FY 2007’s fourth quarter cancellation rate was 8.3% compared to 6.0%, 6.5% and 6.7% in the third, second and first quarters of FY 2007, respectively, and 7.3% and 3.6% in the fourth and third quarters of FY 2006, respectively.
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•	The Company’s FY 2007 fourth-quarter net contracts of 656 units, or approximately $365.2 million, declined by 35% and 48%, respectively, compared to FY 2006’s fourth-quarter contracts of 1,010 units, or $706.3 million. In addition, in FY 2007’s fourth quarter, unconsolidated entities in which the Company had an interest signed contracts of approximately $20.0 million.
•	FY 2007’s twelve-month net contracts of approximately $3.01 billion declined by 33% from FY 2006’s twelve-month total of $4.46 billion. In addition, in FY 2007’s twelve-month period, unconsolidated entities in which the Company had an interest signed contracts of approximately $117.4 million.
(1)Net debt-to-capital is calculated as total debt minus mortgage warehouse loans minus cash, divided by total debt minus mortgage warehouse loans minus cash plus stockholders’ equity.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EST) today, December 6, 2007, to discuss these results and its outlook for FY 2008. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through January 31, 2008.
Toll Brothers, Inc. is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 22 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, Virginia and West Virginia.
Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management and landscape subsidiaries. The Company also operates its own lumber distribution and house component assembly and manufacturing operations.
Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry’s highest honors: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers — Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.
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Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to anticipated operating results, financial resources, changes in revenues, changes in profitability, changes in margins, changes in accounting treatment, interest expense, land-related write-downs, home buyer cancellations, growth and expansion, anticipated income to be realized from our investments in unconsolidated entities, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future, industry trends, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to obtain adequate and affordable financing for the purchase of homes, the ability of home buyers to sell their existing homes, the availability and cost of labor and materials, and weather conditions.
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TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	October 31,	October 31,
	2007	2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$900,337	$632,524
Inventory	5,572,655	6,095,702
Property, construction and office equipment, net	84,265	99,089
Receivables, prepaid expenses and other assets	135,910	160,446
Contracts receivable	46,525	170,111
Mortgage loans receivable	93,189	130,326
Customer deposits held in escrow	34,367	49,676
Investments in and advances to unconsolidated entities	183,171	245,667
Deferred tax assets, net	169,897

	$7,220,316	$7,583,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Loans payable	$696,814	$736,934
Senior notes	1,142,306	1,141,167
Senior subordinated notes	350,000	350,000
Mortgage company warehouse loan	76,730	119,705
Customer deposits	260,155	360,147
Accounts payable	236,877	292,171
Accrued expenses	724,229	825,288
Income taxes payable	197,960	334,500

Total liabilities	3,685,071	4,159,912

Minority interest	8,011	7,703
Stockholders’ equity
Preferred stock, none issued
Common Stock	1,570	1,563
Additional paid-in capital	227,561	220,783
Retained earnings	3,298,925	3,263,274
Treasury stock	(425)	(69,694)
Accumulated other comprehensive income	(397)

Total stockholders’ equity	3,527,234	3,415,926

	$7,220,316	$7,583,541

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TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Twelve Months Ended		Three Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
Revenues:
Completed contract	$4,495,600	$5,945,169	$1,138,705	$1,777,077
Percentage of completion	139,493	170,111	28,603	31,424
Land sales	11,886	8,173	2,032	250

	4,646,979	6,123,453	1,169,340	1,808,751

Costs of revenues:
Completed contract	3,905,907	4,263,200	1,094,508	1,350,450
Percentage of completion	108,954	132,268	21,414	21,749
Land sales	8,069	6,997	1,628	155
Interest	102,447	121,993	26,189	33,548

	4,125,377	4,524,458	1,143,739	1,405,902

Selling, general and administrative	516,728	573,404	120,465	144,063
Goodwill impairment	8,973	—	—	—

(Loss) income from operations	(4,099)	1,025,591	(94,864)	258,786
Other:
(Loss)earnings from unconsolidated entities	(40,353)	48,361	(55,728)	11,699
Interest and other	115,132	52,664	29,533	20,672

Income (loss) before income taxes	70,680	1,126,616	(121,059)	291,157
Income taxes	35,029	439,403	(39,218)	117,363

Net income (loss)	$35,651	$687,213	$(81,841)	$173,794

Earnings (loss) per share:
Basic	$0.23	$4.45	$(0.52)	$1.13

Diluted	$0.22	$4.17	$(0.52)	$1.07

Weighted average number of shares:
Basic	155,318	154,300	156,787	153,641
Diluted	164,166	164,852	156,787	163,139
Additional information:
Interest incurred	$136,758	$135,166	$34,056	$34,287

Depreciation and amortization	$31,849	$32,627	$7,603	$8,984

Interest expense by source of revenue:
Completed contract	$97,246	$116,405	$25,527	$32,636
Percentage of completion	4,797	4,552	540	869
Land sales	404	1,036	122	43

	$102,447	$121,993	$26,189	$33,548

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Toll Brothers operates in four geographic segments:
North:	Connecticut, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York, Ohio (2006 only) and Rhode Island
Mid-Atlantic:	Delaware, Maryland, Pennsylvania, Virginia and West Virginia
South:	Florida, Georgia (2007 only), North Carolina, South Carolina and Texas
West:	Arizona, California, Colorado and Nevada

	Three Months Ended		Three Months Ended
	October 31,		October 31,
	Units		$ (Millions)
HOME BUILDING REVENUES	2007	2006	2007	2006
COMPLETED CONTRACT COMMUNITIES
North	432	584	$313.4	$403.2
Mid-Atlantic	516	743	325.5	481.9
South	345	588	187.2	344.1
West	357	587	312.6	547.8

Total	1,650	2,502	$1,138.7	$1,777.0

PERCENTAGE OF COMPLETION(2)
North			$18.7	$25.2
South			9.9	9.3
West				(3.0)

Total	—	—	$28.6	$31.5

TOTAL
North	432	584	$332.1	$428.4
Mid-Atlantic	516	743	325.5	481.9
South	345	588	197.1	353.4
West	357	587	312.6	544.8

Total consolidated	1,650	2,502	$1,167.3	$1,808.5

CONTRACTS
COMPLETED CONTRACT COMMUNITIES (1)
North	249	321	$159.2	$218.4
Mid-Atlantic	291	345	174.2	218.8
South	113	201	55.7	117.8
West	17	131	(15.5)	145.3

Total	670	998	$373.6	$700.3

PERCENTAGE OF COMPLETION
North	(13)	13	$(7.4)	$7.8
South	(1)	(1)	(0.9)	(1.8)

Total	(14)	12	$(8.3)	$6.0

TOTAL
North	236	334	$151.8	$226.2
Mid-Atlantic	291	345	174.2	218.8
South	112	200	54.8	116.0
West	17	131	(15.5)	145.3

Total consolidated	656	1,010	$365.3	$706.3

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	At October 31,		At October 31,
	Units		$ (Millions)
BACKLOG	2007	2006	2007	2006
COMPLETED CONTRACT COMMUNITIES(1)
North	1,431	1,440	$1,051.0	$1,036.7
Mid-Atlantic	973	1,605	676.7	1,064.7
South	789	1,591	428.9	896.4
West	674	1,505	667.6	1,336.3

Total	3,867	6,141	$2,824.2	$4,334.1

PERCENTAGE OF COMPLETION(2)
North	66	316	$38.7	$210.4
South	17	76	46.7	114.0
Less revenue recognized on units remaining in backlog			(55.2)	(170.1)

Total	83	392	$30.2	$154.3

TOTAL
North	1,497	1,756	$1,089.7	$1,247.1
Mid-Atlantic	973	1,605	676.7	1,064.7
South	806	1,667	475.6	1,010.4
West	674	1,505	667.6	1,336.3
Less revenue recognized on units remaining in backlog			(55.2)	(170.1)

Total consolidated	3,950	6,533	$2,854.4	$4,488.4

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	Twelve Months Ended		Twelve Months Ended
	October 31,		October 31,
	Units		$ (Millions)
HOME BUILDING REVENUES	2007	2006	2007	2006
COMPLETED CONTRACT COMMUNITIES
North	1,467	1,983	$993.1	$1,333.9
Mid-Atlantic	2,137	2,697	1,338.4	1,777.5
South	1,631	2,017	922.3	1,124.8
West	1,452	1,904	1,241.8	1,709.0

Total	6,687	8,601	$4,495.6	$5,945.2

PERCENTAGE OF COMPLETION(2)
North			$91.0	$110.3
South			48.5	59.8

Total	—	—	$139.5	$170.1

TOTAL
North	1,467	1,983	$1,084.1	$1,444.2
Mid-Atlantic	2,137	2,697	1,338.4	1,777.5
South	1,631	2,017	970.8	1,184.6
West	1,452	1,904	1,241.8	1,709.0

Total consolidated	6,687	8,601	$4,635.1	$6,115.3

CONTRACTS
COMPLETED CONTRACT COMMUNITIES (1)
North	1,458	1,612	$1,007.4	$1,134.2
Mid-Atlantic	1,505	1,942	950.4	1,262.8
South	829	1,290	454.9	784.3
West	621	1,255	573.0	1,220.3

Total	4,413	6,099	$2,985.7	$4,401.6

PERCENTAGE OF COMPLETION
North	27	61	$22.0	$43.1
South		4	2.4	16.0

Total	27	65	$24.4	$59.1

TOTAL
North	1,485	1,673	$1,029.4	$1,177.3
Mid-Atlantic	1,505	1,942	950.4	1,262.8
South	829	1,294	457.3	800.3
West	621	1,255	573.0	1,220.3

Total consolidated	4,440	6,164	$3,010.1	$4,460.7

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(1)Completed contract communities contracts and backlog include certain projects that have extended sales and construction cycles. Information related to these projects’ contracts signed in the three-month and twelve-month periods ended October 31, 2007 and 2006, and the backlog of undelivered homes at October 31, 2007 and 2006 are provided below:

Contracts —
Three Months Ended October 31,
	2007	2006	2007	2006
	Units	Units	$(Mill)	$(Mill)
North	28	48	$25.9	$49.1
Mid-Atlantic	2	6	1.3	2.2
West	(6)	3	(4.4)	0.5

Total	24	57	$22.8	$51.8

Contracts —
Twelve Months Ended October 31,
	2007	2006	2007	2006
	Units	Units	$(Mill)	$(Mill)
North	329	240	$325.4	$228.4
Mid-Atlantic	14	28	6.4	10.6
West	(6)	19	(4.0)	12.7

Total	337	287	$327.8	$251.7

Backlog at October 31,
	2007	2006	2007	2006
	Units	Units	$(Mill)	$(Mill)
North	533	256	$499.0	$244.0
Mid-Atlantic	72	58	30.0	23.6
West	20	26	14.2	18.2

Total	625	340	$543.2	$285.8

(2)Percentage of Completion deliveries in the three-month and twelve-month periods ended October 31, 2007 are provided below:
Deliveries for the three-month period ended October 31,

	2007	2006	2007	2006
	Units	Units	$(Mill)	$(Mill)
North	53		$30.2
South	—		—

Total	53	—	$30.2	—

Deliveries for the twelve-month period ended October 31,

	2007	2006	2007	2006
	Units	Units	$ (Mill)	$ (Mill)
North	277		$193.7
South	59		69.6

Total	336	—	$263.3	—

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Unconsolidated entities:
The Company has investments in and advances to several entities that are accounted for using the equity method of accounting. Information on revenues, contracts signed and backlog are provided below:

	2007	2006	2007	2006
	Units	Units	$(Mill)	$(Mill)
Revenues
Three months ended October 31,	10	19	$9.1	$11.8
Twelve months ended October 31,	76	186	$56.1	$107.1
Contracts
Three months ended October 31,	28	25	$20.0	$17.2
Twelve months ended October 31,	159	108	$117.4	$69.1
Backlog at October 31,	108	25	$79.3	$18.0
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